Ron Hubbard
Vice President, Investor Relations
P: 615.269.8290
News Release
HEALTHCARE REALTY REPORTS FOURTH QUARTER 2025 RESULTS
NASHVILLE, Tennessee, February 12, 2026 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter ended December 31, 2025 and introduced full year 2026 guidance.

“2025 represented a transformational year for Healthcare Realty,” commented Peter Scott, the Company’s President and Chief Executive Officer. “Our operational team delivered same-store growth that continues to exceed historical levels while our transactions team exceeded targets with $1.2 billion in dispositions at attractive pricing levels. We are encouraged by secular long-term trends driving demand for outpatient medical services, tenant space and assets across the country. We have strategically strengthened our corporate governance, leadership team and balance sheet over the past nine months, and I would like to thank the entire Healthcare Realty team for their strong efforts as we position the Company for sustainable long-term growth.”

FOURTH QUARTER 2025 HIGHLIGHTS
•GAAP Net Income of $0.04 per share, NAREIT FFO of $0.36 per share, Normalized FFO of $0.40 per share, and FAD of $113.9 million (payout ratio of 75%)
•Same store cash NOI growth of +5.5% was driven by tenant retention of 82.7% with +3.7% cash leasing spreads
•Fourth quarter lease executions totaled 1.5 million square feet including 316,000 square feet of new lease executions
◦Sequential lease up of over 500 bps in redevelopment projects versus prior quarter
◦Significant leasing momentum in early 2026 with nearly 1 million square feet of new and renewal leases executed year-to-date
•During the fourth quarter and through February, completed asset sales of $682 million, inclusive of one transaction expected to close later this month
•Net Debt to Adjusted EBITDA of 5.4x
•In December, Moody's Investors Service revised outlook to Stable and affirmed a Baa2 credit rating

FULL YEAR 2025 HIGHLIGHTS
•GAAP Net Loss of $0.71 per share, NAREIT FFO of $1.38 per share, Normalized FFO of $1.61 per share, and FAD of $448.3 million (payout ratio of 87%)
•Same store cash NOI growth of +4.8% was driven by 103 basis points in occupancy gain and tenant retention of 81.5% with +3.1% cash leasing spreads
•Full year lease executions totaled approximately 5.8 million square feet including 1.6 million square feet of new lease executions
•During 2025 and through February 2026, completed asset sales of $1.2 billion, inclusive of one transaction expected to close later this month, through 34 separate transactions at a blended cap rate of 6.7%
•Net Debt to Adjusted EBITDA was 5.4x at December 31, 2025, down from 6.1x at prior year end

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•Repaid approximately $650 million of term loans and $250 million of senior notes. Extended $1.5 billion revolver to mature in July 2030 (inclusive of extension options) and added 1 to 2 years of additional extension options on outstanding term loans
•Reduced run-rate G&A expense by $10 million through cost saving implementations
•Appointed Peter Scott as President & Chief Executive Officer, Daniel Gabbay as Chief Financial Officer and supplemented leadership team with experienced industry executives

FOURTH QUARTER AND FULL YEAR 2025 RESULTS

	THREE MONTHS ENDED				YEAR ENDED
	DECEMBER 31, 2025		DECEMBER 31, 2024		DECEMBER 31, 2025		DECEMBER 31, 2024
(in thousands, except per share amounts)	AMOUNT	PER SHARE	AMOUNT	PER SHARE	AMOUNT	PER SHARE	AMOUNT	PER SHARE
GAAP Net income (loss)	$14,391	$0.04	$(106,846)	$(0.31)	$(246,071)	$(0.71)	$(654,485)	$(1.81)
NAREIT FFO, diluted	$126,981	$0.36	$105,642	$0.30	$490,048	$1.38	$193,257	$0.52
Normalized FFO, diluted	$142,147	$0.40	$143,414	$0.40	$568,946	$1.61	$576,785	$1.56

LEASING ACTIVITY
During the fourth quarter, the Company executed 292 new and renewal leases for 1.5 million square feet with a weighted average lease term of 6.2 years and average annual escalators of 3.0%.
Key leasing highlights:
•Memphis, TN. 166,000 square feet of renewals with our health system partner, Baptist Memorial Health, maintaining 100% occupancy across four on-campus medical office buildings
•Austin, TX. 92,100 square feet of renewals with Baylor Scott & White Health in two fully occupied on-campus assets
•Hartford, CT. 65,500 square feet of new leases with Hartford Health (A rated) expanding our existing relationship, which also resulted in a substantial credit upgrade from the former tenant, Prospect Health
•Charlotte, NC. 15,500 square foot new lease with a leading multi-specialty healthcare provider aligned with Novant Health

CAPITAL ALLOCATION
Dispositions
During the fourth quarter and through February, the Company successfully completed most of its previously identified dispositions for a total of $682 million, inclusive of one transaction expected to close later this month. A summary of the significant sale transactions is as follows:
•Portfolio Sale/Various Markets. Completed strategic market exits of the El Paso, TX; Des Moines, IA; Fort Wayne, IN; Cincinnati, OH; Salt Lake City, UT; Las Vegas, NV; and Kokomo, IN MSAs with the sale of a 25-property portfolio for $348.9 million to a single private purchaser, reducing exposure to non-priority markets and further refining the Company's core operating portfolio
•Phoenix, AZ. Disposed of two unaffiliated, off-campus properties to private market purchasers for $27.5 million. One asset was fully vacant at the time of the sale
•Atlanta, GA. Opportunistic sale of one fully stabilized asset to the affiliated health system at a premium valuation of $21.9 million

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•Jacksonville, FL. Completed strategic market exit of the Jacksonville, FL MSA with the $18.6 million sale of two fully-leased MOBs at attractive market pricing

Development and Redevelopment
During the fourth quarter, the Company added five new redevelopments and made significant progress on its development and redevelopment pipeline, advancing several key projects across major markets. Highlights of new projects commenced include:
•Houston, TX. Part of a two-MOB cluster in the growing Clear Lake submarket located between two major hospitals, HCA Houston Clear Lake and Houston Methodist Clear Lake. The $10.4 million redevelopment will transform the large user space layouts into modern, multi-tenant clinical suites
•Denver, CO. A two-MOB cluster located in a rapidly growing submarket between UC Highlands Ranch hospital and Advent Health Littleton hospital. The $10.2 million redevelopment project will modernize the properties and deliver an expected return on investment through lease up of 31,000 square feet at strong rental rates

Balance Sheet
•Debt paydown from asset sales reduced Net Debt to Adjusted EBITDA to 5.4x. At year-end, the Company has approximately $1.4 billion of liquidity on the line of credit and cash on hand
•In the fourth quarter, the Company fully repaid $542 million of term loans due in 2027
•In January 2026, the Company repurchased 2.9 million shares of its common stock at an average price of $17.27 per share for a total of $50 million
•In addition, on February 12, 2026, Healthcare Realty announced the establishment of its inaugural commercial paper program, with a total size of up to $600 million, further diversifying the Company’s range of financing alternatives

DIVIDEND
The Board unanimously approved a common stock dividend in the amount of $0.24 per share to be paid on March 11, 2026, to Class A common stockholders of record on February 24, 2026. Additionally, the eligible holders of operating partnership units will receive a distribution of $0.24 per unit, equivalent to the Company's Class A common stock dividend.

GUIDANCE
The Company's 2026 per share estimated guidance ranges are as follows:

	ACTUAL	2026 GUIDANCE
	2025	LOW	HIGH
Earnings per share	$(0.71)	$(0.05)	$0.05
NAREIT FFO per share	$1.38	$1.44	$1.50
Normalized FFO per share	$1.61	$1.58	$1.64
Same Store Cash NOI growth	4.8%	3.5%	4.5%
The 2026 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. The Company's guidance also does not include any future acquisitions, developments or share issuances or repurchases, other than as discussed in the detailed guidance assumptions on page 30 of the 4Q 2025 Supplemental. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results or timing vary from these assumptions, the Company's expectations may change. See page 30 of the 4Q 2025 Supplemental for additional details and assumptions.

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EARNINGS CALL
On Friday, February 13, 2026, at 9:00 a.m. Eastern Time, Healthcare Realty Trust has scheduled a conference call to discuss earnings results, quarterly activities, general operations of the Company and industry trends.
Simultaneously, a webcast of the conference call will be available to interested parties at https://investors.healthcarerealty.com/corporate-profile/webcasts under the Investor Relations section. A webcast replay will be available following the call at the same address.
Live Conference Call Access Details:
•Domestic Dial-In Number: +1 800-715-9871 access code 4950066
•All Other Locations: +1 646-307-1963 access code 4950066
Replay Information:
•Domestic Dial-In Number: +1 800-770-2030 access code 4950066
•All Other Locations: +1 609-800-9909 access code 4950066

ABOUT HEALTHCARE REALTY
Healthcare Realty Trust Incorporated (NYSE: HR) is the largest public, pure-play owner, operator and developer of medical outpatient buildings in the United States.

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. In addition to the historical information contained within, this press release contains certain forward-looking statements with respect to the Company. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “target,” “intend,” “plan,” “estimate,” “project,” “continue,” “should,” “could," "budget" and other comparable terms. These forward-looking statements are based on the Company's current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Such risks and uncertainties include, among other things, the following: the Company’s expected results may not be achieved; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; pandemics or other health crises; increases in interest rates; the availability and cost of capital at expected rates; competition for quality assets; negative developments in the operating results or financial condition of the Company's tenants, including, but not limited to, their ability to pay rent; the Company's ability to reposition or sell facilities with profitable results; the Company's ability to release space at similar rates as vacancies occur; the Company's ability to renew expiring leases; government regulations affecting tenants' Medicare and Medicaid reimbursement rates and operational requirements; unanticipated difficulties and/or expenditures relating to future acquisitions and developments; changes in rules or practices governing the Company's financial reporting; the Company may be required under purchase options to sell properties and may not be able to reinvest the proceeds from such sales at rates of return equal to the return received on the properties sold; uninsured or underinsured losses related to casualty or liability; the incurrence of impairment charges on its real estate properties or other assets; other legal and operational matters; and other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect the Company's forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in the Company’s filings and reports, including, without limitation, estimates and projections regarding the performance of development projects the Company is pursuing. For a detailed discussion of the Company’s risk factors, please refer to the Company's filings with the SEC, including this report and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

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Balance Sheet
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Real estate properties
Land	$1,060,254	$1,066,616	$1,105,231	$1,134,635	$1,143,468
Buildings and improvements	8,514,165	8,557,270	9,199,089	9,729,912	9,707,066
Lease intangibles	455,254	504,309	567,244	631,864	664,867
Personal property	7,056	6,854	6,944	9,938	9,909
Investment in financing receivables, net	123,249	123,346	124,134	123,813	123,671
Financing lease right-of-use assets	75,083	75,462	76,574	76,958	77,343
Construction in progress	—	—	40,421	35,101	31,978
Land held for development	57,535	57,203	49,110	52,408	52,408
Total real estate investments	10,292,596	10,391,060	11,168,747	11,794,629	11,810,710
Less accumulated depreciation and amortization	(2,397,795)	(2,381,297)	(2,494,169)	(2,583,819)	(2,483,656)
Total real estate investments, net	7,894,801	8,009,763	8,674,578	9,210,810	9,327,054
Cash and cash equivalents	26,172	43,345	25,507	25,722	68,916
Assets held for sale, net	143,580	604,747	358,207	6,635	12,897
Operating lease right-of-use assets	204,906	209,291	243,910	259,764	261,438
Investments in unconsolidated joint ventures	453,607	458,627	463,430	470,418	473,122
Other assets, net	487,795	533,874	469,940	522,920	507,496
Total assets	$9,210,861	$9,859,647	$10,235,572	$10,496,269	$10,650,923

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, AND STOCKHOLDERS' EQUITY
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Liabilities
Notes and bonds payable	$3,911,423	$4,485,706	$4,694,391	$4,732,618	$4,662,771
Accounts payable and accrued liabilities	211,071	173,784	194,076	144,855	222,510
Liabilities of properties held for sale	15,160	69,808	30,278	422	1,283
Operating lease liabilities	162,922	166,231	203,678	224,117	224,499
Financing lease liabilities	73,130	72,654	73,019	72,585	72,346
Other liabilities	160,530	146,618	158,704	174,830	161,640
Total liabilities	4,534,236	5,114,801	5,354,146	5,349,427	5,345,049

Redeemable non-controlling interests	3,252	4,332	4,332	4,627	4,778

Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,516	3,516	3,516	3,510	3,505
Additional paid-in capital	9,137,257	9,134,486	9,129,338	9,121,269	9,118,229
Accumulated other comprehensive (loss) income	(5,174)	(6,461)	(9,185)	(7,206)	(1,168)
Cumulative net income attributable to common stockholders	128,238	113,847	171,585	329,436	374,309
Cumulative dividends	(4,646,944)	(4,562,454)	(4,477,940)	(4,368,739)	(4,260,014)
Total stockholders' equity	4,616,893	4,682,934	4,817,314	5,078,270	5,234,861
Non-controlling interest	56,480	57,580	59,780	63,945	66,235
Total equity	4,673,373	4,740,514	4,877,094	5,142,215	5,301,096
Total liabilities, redeemable non-controlling interests, and stockholders' equity	$9,210,861	$9,859,647	$10,235,572	$10,496,269	$10,650,923

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Statements of Income
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Revenues
Rental income	$274,731	$287,399	$287,070	$288,857	$300,065
Interest income	3,614	3,480	3,449	3,731	4,076
Other operating	7,958	6,886	6,983	6,389	5,625
	286,303	297,765	297,502	298,977	309,766
Expenses
Property operating	110,732	113,456	109,924	114,963	114,415
General and administrative	13,787	21,771	23,482	13,530	34,208
Normalizing items [1]	(3,469)	(12,046)	(10,302)	(502)	(22,991)
Normalized general and administrative	10,318	9,725	13,180	13,028	11,217
Transaction costs	300	125	593	1,011	1,577
Depreciation and amortization	127,408	137,841	147,749	150,969	160,330
	252,227	273,193	281,748	280,473	310,530
Other income (expense)
Interest expense before merger-related fair value	(37,337)	(41,927)	(42,766)	(44,366)	(47,951)
Merger-related fair value adjustment	(10,852)	(10,715)	(10,580)	(10,446)	(10,314)
Interest expense	(48,189)	(52,642)	(53,346)	(54,812)	(58,265)
Gain on sales of real estate properties and other assets	135,711	76,771	20,004	2,904	32,082
Loss on extinguishment of debt	(165)	(286)	—	—	(237)
Impairment of real estate assets and credit loss reserves	(105,806)	(104,362)	(142,348)	(12,081)	(81,098)
Equity (loss) income from unconsolidated joint ventures	(634)	287	158	1	224
Interest and other (expense) income, net	(402)	(2,884)	(366)	95	(154)
	(19,485)	(83,116)	(175,898)	(63,893)	(107,448)
Net income (loss)	$14,591	$(58,544)	$(160,144)	$(45,389)	$(108,212)
Net (income) loss attributable to non-controlling interests	(200)	806	2,293	516	1,366
Net income (loss) attributable to common stockholders	$14,391	$(57,738)	$(157,851)	$(44,873)	$(106,846)

Basic earnings per common share	$0.04	$(0.17)	$(0.45)	$(0.13)	$(0.31)
Diluted earnings per common share	$0.04	$(0.17)	$(0.45)	$(0.13)	$(0.31)

Weighted average common shares outstanding - basic	350,052	349,964	349,628	349,539	351,560
Weighted average common shares outstanding - diluted [2]	350,052	349,964	349,628	349,539	351,560

1Normalizing items primarily include restructuring, severance-related costs and non-routine advisory fees associated with shareholder engagement.
2Potential common shares are not included in the computation of diluted earnings per share when a loss exists (or when dividends paid are greater than income), as the effect would be an antidilutive per share amount. As a result, the outstanding limited partnership units in the Company's operating partnership ("OP"), totaling 4,280,972 units were not included.

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FFO, Normalized FFO and FAD [1,2,3]
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Net income (loss) attributable to common stockholders	$14,391	$(57,738)	$(157,851)	$(44,873)	$(106,846)
Net income (loss) attributable to common stockholders/diluted share [3]	$0.04	$(0.17)	$(0.45)	$(0.13)	$(0.31)

Gain on sales of real estate assets	(135,711)	(76,771)	(20,004)	(2,904)	(32,082)
Impairments of real estate assets	105,706	104,362	140,877	10,145	75,423
Real estate depreciation and amortization	134,736	143,187	152,936	155,288	164,656
Non-controlling income (loss) from operating partnership units	200	(806)	(2,293)	(599)	(1,422)
Unconsolidated JV depreciation, amortization and impairment	7,659	6,688	6,706	6,717	5,913
FFO adjustments	$112,590	$176,660	$278,222	$168,647	$212,488
FFO adjustments per common share - diluted	$0.32	$0.50	$0.79	$0.48	$0.60
NAREIT FFO	$126,981	$118,922	$120,371	$123,774	$105,642
NAREIT FFO per common share - diluted	$0.36	$0.34	$0.34	$0.35	$0.30

Transaction costs	300	125	593	1,011	1,577
Lease intangible amortization	(698)	(203)	(222)	(228)	(2,348)
Non-routine tax and legal matters	(682)	9	478	77	306
Debt financing costs [4]	1,614	3,493	—	—	237
Restructuring and severance-related charges	3,469	12,046	10,302	502	22,991
Credit losses and (gains) losses on other assets, net	100	—	1,471	1,936	4,582
Merger-related fair value adjustment	10,852	10,715	10,580	10,446	10,314
Unconsolidated JV normalizing items [5]	211	233	163	204	113
Normalized FFO adjustments	$15,166	$26,418	$23,365	$13,948	$37,772
Normalized FFO adjustments per common share - diluted	$0.04	$0.07	$0.07	$0.04	$0.11
Normalized FFO	$142,147	$145,340	$143,736	$137,722	$143,414
Normalized FFO per common share - diluted	$0.40	$0.41	$0.41	$0.39	$0.40

Non-real estate depreciation and amortization	2,522	1,139	1,184	1,269	1,385
Non-cash interest amortization, net [6]	1,396	1,384	1,130	1,217	1,239
Rent reserves, net	582	146	130	94	(369)
Straight-line amortization, net	(6,554)	(6,924)	(8,022)	(7,891)	(8,032)
Stock-based compensation	3,308	3,386	3,887	3,028	3,028
Unconsolidated JV non-cash items [7]	(348)	(463)	(356)	(253)	(277)
Normalized FFO adjusted for non-cash items	$143,053	$144,008	$141,689	$135,186	$140,388
2nd generation TI	(11,120)	(9,398)	(12,036)	(14,885)	(20,003)
Leasing commissions paid	(7,645)	(7,438)	(5,187)	(11,394)	(11,957)
Building capital	(10,413)	(10,319)	(9,112)	(6,687)	(8,347)
Total maintenance capex	$(29,178)	$(27,155)	$(26,335)	$(32,966)	$(40,307)
FAD	$113,875	$116,853	$115,354	$102,220	$100,081
Quarterly dividends and OP distributions	$85,506	$85,536	$110,486	$109,840	$110,808
FFO wtd avg common shares outstanding - diluted [8]	354,914	354,690	354,078	353,522	355,874

1Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”
2FFO, Normalized FFO and Funds Available for Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists (or when dividends paid are greater than income), as the effect would be an antidilutive per share amount.
4Includes loss on debt extinguishment, loss on derivatives, and legal fees related to the amended and restated credit facility.
5Includes the Company's proportionate share of normalizing items related to unconsolidated joint ventures such as lease intangibles and transaction costs.
6Includes the amortization of deferred financing costs, discounts and premiums, and non-cash financing receivable amortization.
7Includes the Company's proportionate share of straight-line rent, net and rent reserves, net related to unconsolidated joint ventures.
8The Company utilizes the treasury stock method, which includes the dilutive effect of nonvested share-based awards outstanding of 581,073 for the three months ended December 31, 2025. Also includes the diluted impact of 4,280,972 OP units outstanding.

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Reconciliation of Non-GAAP Measures
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, and funds available for distribution ("FAD") to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses, lease intangible amortization and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and rent reserves, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level operating results. The Company defines Cash NOI as rental income plus interest from financing receivables less property operating expenses. Cash NOI excludes non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, lease termination fees, financing receivable amortization, tenant improvement amortization and leasing commission amortization. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
The Company utilizes the redevelopment classification for properties where management has approved a change in strategic direction through the application of additional resources, including an amount of capital expenditures significantly above routine maintenance and capital improvement expenditures.
Any recently acquired property will be included in the same store pool once the Company has owned the property for five full quarters. Newly developed or redeveloped properties will be included in the same store pool five full quarters after substantial completion.

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